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                                                                     Exhibit 3.3

                         THE GREENBRIER COMPANIES, INC.
                              an Oregon Corporation

                                     BYLAWS
                         (as amended, January 11, 2006)

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                         THE GREENBRIER COMPANIES, INC.
                              an Oregon corporation

                                     BYLAWS

                                TABLE OF CONTENTS

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                                                                            PAGE
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
Article I. Corporate Offices.............................................     4
   Section 1.  Registered Office.........................................     4
   Section 2.  Other Offices.............................................     4
Article II. Shareholders' Meetings.......................................     4
   Section 1.  Place of Meetings.........................................     4
   Section 2.  Annual Meeting............................................     4
   Section 3.  Special Meetings..........................................     4
   Section 4.  Notice of Meetings........................................     5
   Section 5.  Quorum....................................................     5
   Section 6.  Voting....................................................     5
   Section 7.  Adjournment and Notice of Adjourned Meetings..............     6
   Section 8.  List of Shareholders Entitled to Vote.....................     6
   Section 9.  Order of Business.........................................     6
   Section 10. Inspectors................................................     7
   Section 11. Actions by Unanimous Written Consent......................     8
Article III. Directors...................................................     8
   Section 1.  Number and Term of Office.................................     8
   Section 2.  Powers....................................................     8
   Section 3.  Vacancies.................................................     8
   Section 4.  Resignation...............................................     9
   Section 5.  Removal...................................................     9
   Section 6.  Nomination of Directors...................................     9
   Section 7.  Meetings..................................................    10
   Section 8.  Actions of Board of Directors.............................    10
   Section 9.  Meetings by Means of Conference Telephone.................    11
   Section 10. Quorum....................................................    11
   Section 11. Committees................................................    11
   Section 12. Fees and Compensation.....................................    13
   Section 13. Organization..............................................    13
   Section 14. Interested Directors......................................    13
   Section 15. Emeritus or Advisory Directors............................    14
Article IV. Officers.....................................................    15
   Section 1.  General...................................................    15
   Section 2.  Duties of Officers........................................    15
   Section 3.  Other Officers............................................    16


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
   Section 4.  Resignations..............................................    16
Article V. Stock.........................................................    16
   Section 1.  Form and Content of Certificates; Uncertificated Shares...    16
   Section 2.  Lost Certificates.........................................    17
   Section 3.  Transfers.................................................    17
   Section 4.  Record Date...............................................    17
   Section 5.  Registered Shareholders...................................    18
Article VI. Notices......................................................    18
   Section 1.  Notices...................................................    18
   Section 2.  Waivers of Notice.........................................    18
Article VII. General Provisions..........................................    18
   Section 1.  Dividends.................................................    18
   Section 2.  Fiscal Year...............................................    19
   Section 3.  Corporate Seal............................................    19
   Section 4.  Disbursements.............................................    19
Article VIII. Indemnification............................................    19
   Section 1.  Directors and Officers....................................    19
   Section 2.  Employees and Other Agents................................    20
   Section 3.  Good Faith................................................    20
   Section 4.  Advances of Expenses......................................    21
   Section 5.  Enforcement...............................................    21
   Section 6.  Non Exclusivity Rights....................................    22
   Section 7.  Survival of Rights........................................    22
   Section 8.  Insurance.................................................    22
   Section 9.  Amendments................................................    22
   Section 10. Savings Clause............................................    23
   Section 11. Certain Definitions.......................................    23
   Section 12. Notification and Defense of Claim.........................    24
   Section 13. Exclusions................................................    25
   Section 14. Subrogation...............................................    25
Article IX. Amendments...................................................    25


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                         THE GREENBRIER COMPANIES, INC.
                              AN OREGON CORPORATION

                                     BYLAWS

                          ARTICLE I. CORPORATE OFFICES

          SECTION 1. REGISTERED OFFICE.

          The registered office of the corporation in the State of Oregon shall be in the City of Portland, County of Multnomah.

          SECTION 2. OTHER OFFICES.

          The corporation shall also have and maintain an office or principal place of business in Lake Oswego, Oregon, and may also have offices at such other places, within and without the State of Oregon, as the Board of Directors may from time to time determine or the business of the corporation may require.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

          SECTION 1. PLACE OF MEETINGS.

          Meetings of the shareholders of the corporation shall be held at such place, either within or without the State of Oregon, as may be designated from time to time by the Board of Directors, or, in the absence of a designation by the Board of Directors, by the President, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any annual or special meeting of the shareholders from the date previously scheduled by the Board of Directors.

          SECTION 2. ANNUAL MEETING.

          The annual meeting of the shareholders of the corporation shall be held on the second Tuesday in January of each year at such time as may be designated from time to time by the Board of Directors for the purposes of election of Directors and transaction of such other business as may lawfully come before the meeting. The Board of Directors from time to time may change the date of the annual meeting by amendment to these Bylaws.

          SECTION 3. SPECIAL MEETINGS.

          Special meetings of shareholders of the corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the President of the corporation or the holders of not less than 25 percent of all votes entitled to be cast on the matters to be considered at such meeting, who must sign, date and deliver to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for


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which it is to be held. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

          SECTION 4. NOTICE OF MEETINGS.

          Except as otherwise provided by law, written notice of each meeting of shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting, such notice to specify the date, time, place and purpose or purposes of the meeting. Notice of the date, time, place and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, and delivered to the corporation either before or after such meeting, and shall be deemed waived by any shareholder by his or her attendance at the meeting in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

          SECTION 5. QUORUM.

          Except as otherwise provided by law, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. Any shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, in person or by proxy, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          SECTION 6. VOTING.

          Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at a duly called meeting at which a quorum is present and entitled to vote on the subject matter and which has actually been voted shall be the act of the shareholders and all such acts shall be valid and binding upon the corporation. For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in these Bylaws, shall be entitled to vote at any meeting of shareholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a shareholder. No proxy shall be voted on after 11 months following its date of creation unless the proxy provides for a longer


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period. The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of the shareholders, in his or her discretion, may determine whether any votes cast at such meeting shall be cast by written ballot.

          SECTION 7. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS.

          Any meeting of shareholders, whether annual or special, may be adjourned from time to time by the vote of the holders of a majority of the shares represented at the meeting, either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date in accordance with Section 60.221 of Oregon Revised Statutes (or any successor provision). If, upon adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          SECTION 8. LIST OF SHAREHOLDERS ENTITLED TO VOTE.

          After fixing a record date for a meeting, the Secretary shall cause to be prepared a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and by voting groups and classes or series within each voting group, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning two business days after notice of the meeting is given and continuing through the meeting either at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any shareholder, shareholder's agent or attorney who is present.

          SECTION 9. ORDER OF BUSINESS.

          (a) The President, or such other officer of the corporation as shall be designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their proxies) who may attend such meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at such meeting. The presiding officer shall exercise his or her discretion in accordance with
Section 60.209 of Oregon Revised Statutes (or any successor provision).


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          (b) No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice for such meeting and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 9.

          (c) In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended, for business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation's proxy statement for the annual meeting of shareholders was released to shareholders in the previous year. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          (d) No business shall be conducted at any annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that unless limited by the procedural rules adopted by the meeting or established by the presiding officer, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before such meeting in accordance with the procedures in this Section 9, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          SECTION 10. INSPECTORS.

          The President shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting in accordance with applicable law and to make a written report thereof.


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          SECTION 11. ACTIONS BY UNANIMOUS WRITTEN CONSENT.

          Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the corporation entitled to vote and shall be delivered to the corporation by delivery to the corporation for inclusion in the minutes or filing with the corporate records. Every written consent shall bear the date of signature of each shareholder who signs the consent and such actions shall be effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. Delivery to the corporation shall be by hand or by certified or registered mail, return receipt requested.

                             ARTICLE III. DIRECTORS

          SECTION 1. NUMBER AND TERM OF OFFICE.

          The number of Directors which shall constitute the whole of the Board of Directors shall be eight. Except as provided in the Articles of Incorporation or Section 3 of this Article III, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of shareholders in each year and shall hold office until the third annual meeting following their election and until their successors shall be duly elected and qualified. The Directors, other than those, if any, who may be elected by the holders of any series of Preferred Stock, which series shall be entitled to separately elect one or more directors, shall be classified with respect to the time for which they severally hold office in accordance with the Articles of Incorporation.

          SECTION 2. POWERS.

          The Board of Directors shall exercise all corporate powers and manage the business and affairs of the corporation, except as may be otherwise provided by law or by the Articles of Incorporation.

          SECTION 3. VACANCIES.

          Unless previously filled by the holders of at least a majority of the shares of capital stock of the corporation entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the Board of Directors or, if the Directors remaining in office constitute less than a quorum, then such vacancies may be filled by a majority of the Directors then in office, or by a sole remaining Director, and each Director so elected shall hold office until his or her successor is elected at the next shareholders' meetings at which Directors are elected. A vacancy in the Board of Directors shall be deemed to exist under this Section 3 in the case of the death, removal or resignation of any Director, or if the shareholders fail at any meeting of shareholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


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          SECTION 4. RESIGNATION.

          Any Director may resign at any time by delivering a written resignation to the Board of Directors, its chairperson or the corporation. Such resignation may specify whether it will be effective as specified in ORS 60.034 or a later date as specified in the written notice. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

          SECTION 5. REMOVAL.

          Except as otherwise provided in the Articles of Incorporation or these Bylaws relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any Director or Directors may only be removed from office with cause at a meeting at which a quorum is present and which is called for the purpose of removing the Director or Directors, if the meeting notice stated that a purpose of the meeting is the removal of the Director or Directors and if the number of votes cast to remove the Director or Directors exceeds the number of votes cast against removal of the Director or Directors.

          SECTION 6. NOMINATION OF DIRECTORS.

          (a) Only persons who are nominated in accordance with the procedures in this Section 6 shall be eligible for election as Directors. If the presiding officer at an annual meeting of the shareholders determines that a nomination was not made in accordance with the procedures set forth in this Section 6, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 6. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

          (b) To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation's proxy statement for the annual meeting of shareholders was released to shareholders in the previous year.

          (c) To be in proper written form, a shareholder's notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a


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director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          SECTION 7. MEETINGS.

          The Board of Directors may hold meetings, both regular and special, either within or without the State of Oregon. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any two directors. Notice of special meetings stating the place, date and hour of the meeting shall be given to each director either by mail or by telephone, telegram, electronic mail, hand delivery or facsimile transmission not less than 48 hours before the date of the meeting. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          SECTION 8. ACTIONS OF BOARD OF DIRECTORS.

          Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


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          SECTION 9. MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

          Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 10. QUORUM.

          A quorum of the Board of Directors shall consist of a majority of the number of Directors fixed from time to time in accordance with these Bylaws; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law.

          SECTION 11. COMMITTEES.

          (a) Appointment. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. Committees appointed by the Board of Directors shall consist of two or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. The Board of Directors may adopt committee charters, further defining the duties and responsibilities of one or more committees. In no event shall a committee have the power or authority to:

               (i) Authorize distributions by the corporation, except according to a formula or method, or within limits, prescribed by the Board of Directors;

               (ii) Approve or propose to shareholders actions that the Oregon Business Corporation Act requires to be approved by shareholders;

               (iii) Fill vacancies on the Board of Directors or on any of its committees; or

               (iv) Adopt, amend or repeal these Bylaws.

          (b) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of two or more members of the Board of Directors. Subject to Section 11(a), the Executive Committee shall have, and may exercise, all powers of the Board of Directors in the management of the business and affairs of the corporation.

          (c) Audit Committee. An Audit Committee of the corporation, composed of at least two members of the Board of Directors, none of whom shall be an affiliate of the corporation or an officer or employee of the corporation or any of its subsidiaries, shall be


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appointed at the annual meeting of the Board of Directors. Directors who are appointed to the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Any vacancy in the Audit Committee shall be filled by a majority vote of the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum and a majority of the quorum shall be required to adopt or approve any matters. The duties of the Audit Committee shall include, in addition to such other duties as may be specified from time to time by resolution of the Board of Directors or an Audit Committee Charter, the following:

               (i) review and make recommendations to the Board of Directors with respect to the engagement or discharge of the corporation's independent auditors and the terms of the engagement;

               (ii) review the policies and procedures of the corporation and management with respect to maintaining the corporation's books and records; and

               (iii) review with the independent auditors, upon completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the corporation's financial, accounting or auditing systems.

The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the corporation, as the Audit Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

          (d) Compensation Committee. A Compensation Committee of the corporation, composed of at least two members of the Board of Directors, shall be appointed at the annual meeting of the Board of Directors. Directors who are appointed to the Compensation Committee may not be active or retired officers or employees of the corporation or of any of its subsidiaries. The duties of the Compensation Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

               (i) consider and make recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the corporation, and prepare such reports with respect thereto as may be required by law;

               (ii) consider, review and grant stock options, stock appreciation rights and other securities under the corporation's stock option and stock incentive plans, and administer such plans; and

               (iii) consider matters of director compensation, benefits and other forms of remuneration.

The Compensation Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the corporation, as the Compensation Committee


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may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

          (e) Term. The members of all committees of the Board of Directors shall serve as such members at the pleasure of the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (f) Meetings. Unless the Board of Directors shall otherwise provide, each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure and shall keep a written record of all actions taken by the committee.

          SECTION 12. FEES AND COMPENSATION.

          Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, without limitation, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

          SECTION 13. ORGANIZATION.

          At every meeting of the Directors, the Chairman of the Board of Directors or, if the Chairman of the Board of Directors is absent, the President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the presiding officer, shall act as secretary of the meeting.

          SECTION 14. INTERESTED DIRECTORS.

          Any contract or other transaction or determination between the corporation and one or more of its Directors, or between the corporation and another party in which one or more of its Directors are interested, shall be valid notwithstanding the presence or participation of such Director or Directors in a meeting of the Board of Directors, or any committee thereof, which acts upon or in reference to such contract, transaction or determination, if the material facts as to such Director's or Directors' relationship or interest as to the contract, other transaction or determination shall be disclosed or known to the Board of Directors or committee and it shall in good faith authorize or approve such contract, transaction or determination by a vote of a majority of the disinterested Directors. If a majority of disinterested Directors vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of this Section 14; provided, however, that no transaction under this Section may be authorized, approved or ratified by a single Board member. Such interested Director or Directors shall not be entitled to vote on such contract, transaction or determination, and shall not be counted among the Directors present for purposes of determining the number of Directors constituting the majority necessary to carry such vote. If not authorized or approved by a majority of the disinterested Directors as provided above, such contract, transaction or determination shall nevertheless be valid if the material facts as to such Director's or Directors' relationship or interest and as to the contract, other transaction or determination shall be disclosed or known to the shareholders entitled to vote thereon and such contract, transaction or determination shall be specifically approved in good faith by vote of the holders of a majority of a quorum of such shares. Such interested Director or Directors shall not be disqualified from voting in their capacity as shareholders for ratification or approval of such contract, transaction or determination. Notwithstanding the foregoing, a transaction not approved by a majority of disinterested directors or a majority of a quorum of shareholders, is not voidable if such a transaction was fair to the corporation. This Section 14 shall not invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

          SECTION 15. EMERITUS OR ADVISORY DIRECTORS.(SECTION ADDED MARCH 2006)

          (a) Qualification and Appointment. The Board of Directors may, from time to time, appoint one or more individuals (including individuals who were former members of the Board of Directors) to serve as Emeritus or Advisory Members of the Board of Directors of the corporation. Shareholders of the corporation shall have no right to elect Emeritus or Advisory Directors.

          (b) Term. Each Emeritus or Advisory Member of the Board of Directors shall serve until his or her death, resignation, retirement or removal. Emeritus or Advisory Members of the Board of Directors may be removed without cause by a majority vote of the members of the Board of Directors.

          (c) Participation in Board Meetings. Upon invitation by the Board of Directors, any individual appointed as an Emeritus or Advisory Member of the Board of Directors may, but shall not be required to, attend meetings of the Board of Directors. An Emeritus or Advisory Member of the Board of Directors may participate in any discussions at such meetings; provided, however, that such individual shall not be counted in determining a quorum, vote or initiate any actions to be voted on at any meeting of the Board of Directors.

          (d) Duties and Liabilities. Emeritus or Advisory Members of the Board of Directors shall be available to the Board of Directors and the corporation for counsel. It shall be the duty of the Emeritus or Advisory Members of the Board of Directors to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation.

          (e) Compensation. Emeritus or Advisory Members of the Board of Directors will be entitled to receive fees and reimbursement for expenses of meeting attendance, and to participate in the long-term incentive programs offered to Directors, as recommended by the Board and approved by the Compensation Committee of the Board of Directors.

          (f) Other Directors. References in these Bylaws to Directors of the corporation will not include Emeritus or Advisory Members of the Board of Directors, except for Article VIII, Indemnification.

                              ARTICLE IV. OFFICERS

          SECTION 1. GENERAL.

          The officers of the corporation shall be the Chairman of the Board of Directors, the President, one or more Vice Presidents, and the Secretary, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited by law. The salaries and other compensation of officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Subject to Section 4 below and to the terms of any contract of employment between the corporation and such officer, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

          SECTION 2. DUTIES OF OFFICERS.

          (a) Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and shall perform such additional duties and have such additional powers as the Board of Directors may designate from time to time.

          (b) President. The President shall be the chief executive officer of the corporation. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the corporation, shall be responsible for preparing the agenda for all meetings of the Board of Directors and of the shareholders, and shall perform other duties commonly incident to his or her office. The President shall preside at all meetings of the shareholders. The President shall have the power, either in person or by proxy, to vote all voting securities held by the corporation of any other corporation or entity, and to execute, on behalf of the corporation, such agreements, contracts and instruments, including, without limitation, negotiable instruments, as shall be necessary or appropriate in furtherance of the conduct of the corporation's normal business activities. The President shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time.

          (c) Vice Presidents. The Vice Presidents, in the order of their seniority, as designated by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          (d) Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders, of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          SECTION 3. OTHER OFFICERS.

          Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

          SECTION 4. RESIGNATIONS.

          Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

                                ARTICLE V. STOCK

          SECTION 1. FORM AND CONTENT OF CERTIFICATES; UNCERTIFICATED SHARES.

          Shares of the stock of the corporation shall be represented by certificates in such form as is consistent with the Articles of Incorporation and applicable law; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the

Board of Directors, or the President or any Vice President and by the Secretary or Assistant Secretary of the corporation representing the number of shares registered in certificate form. Such certificates shall set forth the number of shares owned by the holder in the corporation as well as the class or series of such shares and such other information as may be required by law. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued, or shall contain the corporation's undertaking to furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 2. LOST CERTIFICATES.

          A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, that the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 3. TRANSFERS.

          Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

          SECTION 4. RECORD DATE.

          In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than ten days before the date of such meeting, nor more than 70 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5. REGISTERED SHAREHOLDERS.

          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                              ARTICLE VI. NOTICES

          SECTION 1. NOTICES.

          Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such person, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given and effective at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable or electronic means, and shall be deemed given when so sent, provided that the manner of any electronic transmission has been authorized by the director or by the shareholder, who must provide such authorization in writing.

          SECTION 2. WAIVERS OF NOTICE.

          Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                        ARTICLE VII. GENERAL PROVISIONS

          SECTION 1. DIVIDENDS.

          Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 2. FISCAL YEAR.

          The fiscal year of the corporation shall extend from September 1 until August 31 of the following calendar year.

          SECTION 3. CORPORATE SEAL.

          Unless otherwise required by law, a seal shall not be required in order to give effect to any act of the corporation. The corporate seal, if any, shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Oregon." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 4. DISBURSEMENTS.

          All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                         ARTICLE VIII. INDEMNIFICATION

          SECTION 1. DIRECTORS AND OFFICERS.

          (a) Indemnity in Third-Party Proceedings. The corporation shall indemnify its Directors and officers in accordance with the provisions of this
Section 1(a) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director or officer in connection with such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the Director or officer, in addition, had no reasonable cause to believe that the Director's or officer's conduct was unlawful; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the Director or officer in which the Director or officer is adjudged liable on the basis that personal benefit was improperly received by the Director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon Business Corporation Act.

          (b) Indemnity in Proceedings by or in the Right of the Corporation. The corporation shall indemnify its Directors and officers in accordance with the provisions of this

Section 1(b) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the Director or officer in connection with the defense or settlement of such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(b): (i) in connection with any proceeding in which the Director or officer has been adjudged liable to the corporation unless and only to the extent that the court conducting such proceeding determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director or officer is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law,
(B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon Business Corporation Act.

          SECTION 2. EMPLOYEES AND OTHER AGENTS.

          The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VIII to Directors and officers of the corporation.

          SECTION 3. GOOD FAITH.

          (a) For purposes of any determination under this Article VIII, a Director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

               (i) one or more officers or employees of the corporation whom the Director or officer reasonably believed to be reliable and competent in the matters presented;

               (ii) legal counsel, independent accountants or other persons as to matters which the Director or officer reasonably believed to be within such person's professional or expert competence;

               (iii) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such committee's designated authority, which committee the Director reasonably believes to merit confidence; or

               (iv) so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

          (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his or her conduct was unlawful.

          (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Oregon Business Corporation Act.

          SECTION 4. ADVANCES OF EXPENSES.

          The corporation shall pay the expenses incurred by its Directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the Director or officer, if the Director or officer: (a) furnishes the corporation a written affirmation of the Director's or officer's good faith belief that the Director or officer is entitled to be indemnified under this Article VIII, and (b) furnishes the corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director or officer is not entitled to be indemnified by the corporation. Such undertaking shall be an unlimited general obligation of the Director or officer but need not be secured. Advances pursuant to this Section 4 shall be made no later than 10 days after receipt by the corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the Director's or officer's ability to repay the amount advanced and without regard to the Director's or officer's ultimate entitlement to indemnification under this Article VIII. The corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 4 or of other liability incurred by the Director or officer in connection with any proceeding.

          SECTION 5. ENFORCEMENT.

          Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any Director or officer may enforce any right to indemnification or advances under this Article VIII in any court of competent jurisdiction if: (a) the corporation denies the claim for indemnification or advances, in whole or in part, or (b) the corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 1 of this Article

VIII) that the Director or officer is not entitled to indemnification under this
Article VIII. The corporation may contest the Director or officer's entitlement to advancement of expenses pursuant to Section 4 of this Article VIII if the corporation in good faith believes that the Director or officer did not meet the standard of conduct set forth in Sections 60.357 and 60.391 of Oregon Revised Statutes with respect to the subject matter of the proceeding. The burden of proving by clear and convincing evidence that indemnification or advancement is not appropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Director or officer has met the applicable standard of conduct nor an actual determination by the corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the Director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Director or officer is not entitled to indemnification under this Article VIII or otherwise. The Director's or officer's expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the corporation.

          SECTION 6. NON-EXCLUSIVITY RIGHTS.

          The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Oregon Business Corporation Act.

          SECTION 7. SURVIVAL OF RIGHTS.

          The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 8. INSURANCE.

          To the fullest extent permitted by the Oregon Business Corporation Act, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.

          SECTION 9. AMENDMENTS.

          Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any Director, officer, employee or agent of the corporation.

          SECTION 10. SAVINGS CLAUSE.

          If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

          SECTION 11. CERTAIN DEFINITIONS.

          For the purposes of this Article VIII, the following definitions shall apply:

          (a) The term "proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Director or officer of the corporation may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director or officer is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article VIII.

          (b) The term "expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article VIII, but shall not include amounts paid in settlement by the Director or officer or the amount of judgments or fines against the Director or officer.

          (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

          (d) References to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (e) The meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Oregon Business Corporation Act adopted after the date of this Article VIII that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Oregon Business Corporation Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Oregon Business Corporation Act.

          SECTION 12. NOTIFICATION AND DEFENSE OF CLAIM.

          As a condition precedent to indemnification under this Article VIII, not later than 30 days after receipt by the Director or officer of notice of the commencement of any proceeding the Director or officer shall, if a claim in respect of the proceeding is to be made against the corporation under this
Article VIII, notify the corporation in writing of the commencement of the proceeding. The failure to properly notify the corporation shall not relieve the corporation from any liability which it may have to the Director or officer otherwise than under this Article VIII. With respect to any proceeding as to which the Director or officer so notifies the corporation of the commencement:

          (a) The corporation shall be entitled to participate in the proceeding at its own expense.

          (b) Except as otherwise provided in this Section 12, the corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the Director or officer. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of its assumption of the defense, unless (i) the Director or officer reasonably concludes that there may be a conflict of interest between the corporation and the Director or officer in the conduct of the defense of the proceeding, or (ii) the corporation does not use legal counsel to assume the defense of such proceeding. The corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the corporation or as to which the Director or officer has made the conclusion provided for in (i) above.

          (c) If two or more persons who may be entitled to indemnification from the corporation, including the Director or officer seeking indemnification, are parties to any proceeding, the corporation may require the Director or officer to use the same legal counsel as the other parties. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of the requirement to use the same legal counsel as the other parties, unless the Director or officer reasonably concludes that there may be a conflict of interest between the Director or officer and any of the other parties required by the corporation to be represented by the same legal counsel.


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

          (d) The corporation shall not be liable to indemnify the Director or officer under this Article VIII for any amounts paid in settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Director or officer shall permit the corporation to settle any proceeding that the corporation assumes the defense of, except that the corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director or officer without such person's written consent.

          SECTION 13. EXCLUSIONS.

          Notwithstanding any provision in this Article VIII, the corporation shall not be obligated under this Article VIII to make any indemnification or advancement of expenses in connection with any claim made against any Director or officer: (a) for which payment is required to be made to or on behalf of the Director or officer under any insurance policy, except with respect to any excess amount to which the Director or officer is entitled under this Article VIII beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in any suit, action, claim or litigation, civil, criminal, administrative or otherwise, which arises out of the Director's or officer's individual interests and not by reason of the fact that he or she served as a Director or officer of the corporation;
(d) in connection with any proceeding (or part of any proceeding) initiated by the Director or officer, or any proceeding by the Director or officer against the corporation or its directors, officers, employees or other persons entitled to be indemnified by the corporation, unless: (i) the corporation is expressly required by law to make the indemnification; (ii) the proceeding was authorized by the Board of Directors of the corporation; or (iii) the Director or officer initiated the proceeding pursuant to Section 5 of this Article VIII and the Director or officer is successful in whole or in part in such proceeding; or (e) for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

          SECTION 14. SUBROGATION.

          In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director or officer. The Director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the corporation effectively to bring suit to enforce such rights.

                             ARTICLE IX. AMENDMENTS

          These Bylaws may be amended, repealed, altered or rescinded by the Board of Directors or by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

007774\00018\680054 V001


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